                                                                    EXHIBIT 10.2
                                                                    ------------

                         SECURITIES EXCHANGE AGREEMENT(1)

         THIS SECURITIES EXCHANGE AGREEMENT, dated as of September 15, 2004 (this "Agreement"), is entered into by and between Globix Corporation, a Delaware corporation (the "Company"), and the Investor named on the signature page hereto (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of July 19, 2004, with NEON Communications, Inc. (the "Merger Agreement");

         WHEREAS, a condition to the closing under the Merger Agreement is that the Company shall have exchanged an aggregate of $12.5 million in principal and interest on its 11% Senior Notes due 2008 of the Company (the "Senior Notes") for an aggregate 4,545,455 shares of common stock, par value $.01 per share, of the Company ("Common Stock") at a price of $2.75 per share (the "Debt Exchange");

         WHEREAS, the Investor wishes to participate in the Debt Exchange by exchanging Senior Notes in an aggregate amount of $________ (including accrued interest to the date of the exchange) (the "Exchange Notes") for _________ shares of Common Stock (the "Exchange Shares");

--------
         (1) This Security Exchange Agreement was entered into with the five debt holders listed below, each of which is itself, or is affiliated with, a holder of 5% or more of Globix common stock. The material terms and conditions of each Security Exchange Agreement differ only with respect to the value of debt to be exchanged and the number of shares to be issued, as outlined below.

         DEBT HOLDER                     DEBT TO BE EXCHANGED       SHARES TO BE ISSUED
         -----------                     --------------------       -------------------
         MacKay Shields LLC                 $3,800,000                       1,381,819

         York Capital Management            $2,200,000                         800,000

         Singer Children's
         Management Trust                   $1,100,000                         400,000

         Goldman Sachs & Co.                $2,350,000                         854,546

         LC Capital Master Fund Ltd.        $1,250,000                         454,545

         Security Exchange Agreements were also entered into with two additional debt holders that are not holders of 5% or more of Globix common stock (or affiliated with holders of 5% or more of Globix common stock). These two debt holders will exchange an aggregate of $1,800,000 in 11% Senior Notes for an aggregate of 654,545 shares of Globix common stock.

         WHEREAS, each of the investors participating in the Debt Exchange (collectively, the "Participating Investors") is entering into a Securities Exchange Agreement on the terms set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    ---------
                             EXCHANGE OF SECURITIES
                             ----------------------

         1.1 AUTHORIZATION. The Company has, prior to the date hereof, duly authorized (a) the issuance by the Company of the Exchange Shares and (b) the Debt Exchange.

         1.2 EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, at the closing under the Merger Agreement, upon satisfaction or waiver of the conditions set forth in Article IV below, or on any earlier date mutually agreed to by the Investor and the Company, the Investor shall surrender to the Company the Exchange Notes for cancellation, and the Company shall issue the Exchange Shares to the Investor. The closing of the exchange of securities referred to herein (the "Closing") shall take place at the offices of Day, Berry & Howard LLP, One Canterbury Green, Stamford, Connecticut 06901 immediately prior to the closing under the Merger Agreement. The Company shall notify the Investor at least two business days prior to the Closing. If the transactions contemplated by the Merger Agreement are at any time terminated or abandoned, or are not completed prior to February 28, 2005, the Company shall notify the Investor and this Agreement shall terminate.

         1.3 DELIVERIES AT CLOSING. At the Closing, the Company shall deliver to the Investor (a) certificates representing the Exchange Shares registered in the name of the Investor or in the name of such nominee as the Investor shall specify in written notice to the Company prior to the Closing, free and clear of any liens, security interests or encumbrances (other than those created by the Investor) and (b) the documents specified in Section 4.1 below. At the Closing, the Investor shall deliver Senior Notes in the aggregate amount (including principal and interest) of $_______ and the documents specified in Section 4.2 below. The delivery of the Exchange Shares by the Company to the Investor and the delivery of the Senior Notes by the Investor to the Company shall be deemed a simultaneous transaction and delivery by one party shall not be deemed effective without delivery by the other party hereto. At the Closing the Investor will become a stockholder of the Company in respect of the Exchange Shares with all of the rights attendant thereto.

                                   ARTICLE II
                                   ----------
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company hereby represents and warrants to the Investor as follows:

         2.1 ORGANIZATION AND GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to enter into this Agreement and perform its obligations hereunder.

         2.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, of which 16,460,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The Exchange Shares have been duly authorized, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any liens, security interests or encumbrances (other than those created by the Investor).

         2.3 OTHER SHARES AUTHORIZED FOR ISSUANCE. As of the date of this Agreement, there are no other shares of capital stock reserved for issuance or subject to preemptive rights or any outstanding subscriptions, warrants, options, rights, convertible securities or other agreements or instruments outstanding or in effect giving any person the right to acquire shares of capital stock or other securities of the Company other than (a) the shares of Common Stock and preferred stock issuable under the Merger Agreement, (b) the shares of Common Stock issuable upon the exercise of stock options under the Company's 2003 Stock Option Plan and stock option plans of NEON Communications, Inc. to be assumed in accordance with the Merger Agreement and (c) warrants to purchase up to 500,000 shares of Common Stock at a purchase price of $3.00 per share granted to certain affiliates of Communications Technology Advisors LLC.

         2.4 CORPORATE AUTHORITY. The Company has the requisite power and authority to execute, deliver and perform its obligations hereunder and to issue the Exchange Shares. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and to general principles of equity.

         2.5 NO VIOLATIONS. The execution and delivery of this Agreement by the Company does not, and the performance and consummation by the Company of the transactions contemplated by this Agreement will not, contravene, conflict with, or constitute or result in a breach or violation of, or a default under any provision of, (a) the Company's organizational documents, (b) any agreement to which the Company or any of its subsidiaries is bound, or to which its or any of their assets or properties are subject, or (c) any law, rule or regulation to which the Company, any subsidiary of the Company or any of their assets are subject.

         2.6 CONSENTS AND APPROVALS. All authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any court, administrative agency, commission or other governmental authority or instrumentality, whether domestic or foreign, required in connection with the execution, delivery or performance by the Company of this Agreement have been made or obtained and are in full force and effect as of the date hereof.

         2.7 DISCLOSURE DOCUMENTS. The Company's filings with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, do not contain, and as of the Closing will not contain, any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements continued therein, in light of the circumstances under which they were made, not misleading.

         2.8 EXEMPTION FROM REGISTRATION. Assuming the accuracy of the representations of the Investor and the same representations of each other Participating Investor, the issuance of the Exchange Shares, in the manner contemplated by this Agreement, does not require registration under the Securities Act of 1933, as amended (the "Securities Act").

         2.9 OTHER SECURITIES EXCHANGE AGREEMENTS. The terms and conditions of the exchange contemplated by this Agreement are no less favorable to the Investor than the terms and conditions of the exchanges contemplated by Securities Exchange Agreements with the other Participating Investors.

                                   ARTICLE III
                                   -----------
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
                 ----------------------------------------------

         The Investor hereby represents and warrants to the Company as follows:

         3.1 PRIVATE OFFERING WITH REGISTRATION RIGHTS. The Investor understands that the Exchange Shares are being issued in a private transaction under Section 4(2) of the Securities Act, subject to the registration rights described in
Section 5.1 below. This means that (in the absence of an effective Registration Statement as described in Section 5.1 below), the Exchange Shares may not be sold in market transactions except as otherwise permitted under Rule 144 under Securities Act or pursuant to another exemption under the Securities Act. Certificates representing the Exchange Shares may bear a legend in customary form reflecting such restrictions. The Company agrees to cause any such legend to be removed promptly in connection with any transfer under Rule 144 under the Securities Act or otherwise upon the lapse of any such restrictions.

         3.2 PURCHASE FOR OWN ACCOUNT. The Investor represents that the Exchange Shares to be received by the Investor hereunder will be acquired for the Investor's own account, and not with a view to the resale or distribution thereof in violation of the Securities Act.

                                   ARTICLE IV
                                   ----------
                              CONDITIONS TO CLOSING
                              ---------------------

         4.1 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement are subject to the condition that the representations of the Investor are true as of the Closing Date, and the receipt of a certificate of an officer of the Investor as to the satisfaction of this condition.

         4.2 CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR. The obligations of the Investor under this Agreement are subject to the following conditions:

                  (a) The representations and warranties of the Company are true and correct as of the Closing and a certificate of an officer of the Company to that effect has been received by the Investor;

                  (b) The Investor shall have received a certificate of the Secretary of the Company, attesting to the authority of the Company to consummate the transactions contemplated hereby;

                  (c) The Investor shall have received an opinion of Day, Berry & Howard LLP, as special counsel to the Company, in the form attached hereto.

                                    ARTICLE V
                                    ---------
                               REGISTRATION RIGHTS
                               -------------------

         5.1 REGISTRATION RIGHTS. As promptly as possible, but no later than thirty (30) days after the closing under the Merger Agreement, the Company shall, at its sole expense, prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 or Form S-3 or any other appropriate form under the Securities Act covering the resale of the Exchange Shares (the "Registration Statement"), and shall use commercially reasonable efforts to cause the Registration Statement to become effective within ninety (90) days of filing and to remain continuously effective (subject to Section 5.5 below) for a period of three years, or until such earlier time as all of the Exchange Shares (a) have been sold or (b) may be sold without restriction under Rule 144(k) under the Securities Act.

         5.2 EFFECT OF FAILURE TO FILE AND OBTAIN AND MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. If the Registration Statement has not become effective on or before the one hundred twentieth day following the closing under the Merger Agreement (such one hundred twentieth day being the "EFFECTIVENESS Deadline"), the Investor shall have the right to purchase from the Company up to the Penalty Number (as defined below) of additional shares of Common Stock at a purchase price of $2.75 per share. If the Registration Statement is not effective for more than ninety days in the aggregate during the first twelve months following the Effectiveness Deadline, the Investor shall have the right to purchase from the Company up to the Penalty Number of additional shares of Common Stock at a purchase price of $2.75 per share. The Penalty Number shall be 5% of the amount acquired by the Investor in the Debt Exchange. The right to purchase shares of Common Stock pursuant to the first sentence of this Section
5.2 shall be exercisable for a period of one year following the Effectiveness Deadline. The right to purchase shares of Common Stock pursuant to the second sentence of this Section 5.2 shall be exercisable for a period of one year following the first anniversary of the Effectiveness Deadline. All shares of Common Stock purchased pursuant to this Section 5.2 shall be subject to the registration rights set forth in this Article V as if such shares were originally acquired in the Debt Exchange.

         5.3 INVESTOR INFORMATION. In connection with the preparation of the Registration Statement, the Investor agrees to provide the Company with all information concerning the Investor and the Investor's plan of distribution that is required under Regulation S-K promulgated by the SEC. The Company agrees to include in the Registration Statement such information concerning the Investor's intended plan of distribution as may be desired by the Investor or required in accordance with Regulation S-K in order to accomplish such distribution and shall amend or supplement any prospectus or prospectus supplement as reasonably requested by the Investor or required under Regulation S-K in order to accommodate any changes in or updates to such information. The Company shall provide the Investor with an opportunity to review and comment on the Registration Statement and each amendment or supplement thereto covering the Exchange Shares prior to the filing thereof and shall provide final copies thereof to the Investor.

        5.4 COMPANY NOTICES. The Company shall notify the Investor when the Registration Statement and each amendment or supplement thereto covering the Exchange Shares is filed and if such Registration Statement, amendment or supplement has become effective. The Company shall promptly notify the Investor of any stop order with respect to the Registration Statement or any amendment or supplement thereto covering the Exchange Shares or the discovery of any fact or the occurrence of any event that would cause the Registration Statement or any such amendment or supplement thereto to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         5.5 AMENDMENTS AND SUPPLEMENTS. The Company shall prepare and file with the SEC such amendments, including post-effective amendments, as may be necessary to keep the Registration Statement continuously effective for the applicable time period required under this Agreement, and shall cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; provided, however, that the Company may refrain from making any such amendment for a period of up to sixty days in any one year period if the filing of such amendment or supplement would require the disclosure of any material information for which the Company has a bona fide business purpose for preserving as confidential.

         5.6 RULE 144. With a view to making available to the Investor the benefits of Rule 144 under the Securities Act and other rules and regulations of the SEC that may at any time permit the Investor to sell the Exchange Shares to the public without registration, the Company covenants that it shall use reasonable efforts to file in a timely manner all reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         5.7 INDEMNIFICATION; CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law, the Investor, each of its directors, officers, partners, employees, advisors, and agents, their respective Affiliates (as hereinafter defined) and each person who controls (within the meaning of the Securities Act or the Exchange Act) any of such persons, and each underwriter and each person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements, and other charges of counsel) or other liabilities (collectively, "Losses") resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, prospectus, or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, and the Company will reimburse the Investor, each of its officers, directors, partners, employees, advisors, and agents, their respective Affiliates, and each person controlling any such persons, for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action, investigation, or proceeding (collectively, a "Claim") by any court or governmental agency or body commenced or threatened, or any Claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that the Company will not be liable in any such case to the extent that any Losses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Investor or underwriter expressly for use therein.

                  (b) INDEMNIFICATION BY THE INVESTOR. The Investor agrees to indemnify and hold harmless the Company, any underwriter retained by the Company, and their respective directors, officers, partners, employees, advisors, and agents, their respective Affiliates, and each person who controls (within the meaning of the Securities Act and the Exchange Act) any of such persons to the same extent as the foregoing indemnity from the Company to the Investor as set forth in Section 5.7(a) above (subject to the exceptions set forth in the foregoing indemnity and the proviso to this sentence), but only with respect to any such information furnished in writing by the Investor expressly for use therein; provided, however, that the liability of the Investor under this Section 5.7(b) shall be limited to the amount of the net proceeds received by the Investor in the offering giving rise to such liability.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding, or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, or (iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct; provided, however, that the Indemnifying Party shall only have to pay the fees and expenses of one firm of counsel for all Indemnified Parties (including any persons who are Indemnified Parties under the Securities Exchange Agreements with the other Participating Investors) in each jurisdiction. In the case of clauses (ii) and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (A) includes an
                                      -11-
unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement, or otherwise.

                  (d) CONTRIBUTION. If the indemnification provided for in this Agreement from the Indemnifying Party is unavailable, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information, and opportunity to correct or prevent such action; provided, however, that the liability of the Investor under this
Section 5.7(d) shall be limited to the amount of the net proceeds received by the Investor in the offering giving rise to such liability. The amount paid or payable by a party as a result of the losses, claims, damages, expenses, or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 5.7 (a), (b), and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.7(d).

                  (e) AFFILIATE. For purposes of this Section 5.7, the term "Affiliate" shall mean any person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

                                   ARTICLE VI
                                   ----------
                                  MISCELLANEOUS
                                  -------------

         6.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.2 COUNTERPARTS; FAXES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

         6.3 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

If to the Company:
                                    Globix Corporation
                                    139 Centre Street
                                    New York, New York  10013
                                    Attention: James C. Schroeder, Esq.,
                                               General Counsel

With a copy to:
                                    Day, Berry & Howard LLP
                                    One Canterbury Green
                                    Stamford, CT  06901-2047
                                    Attention: Bonnie J. Roe, Esq.
                                    Fax: (203) 977-7301

If to the Investor:
                                    to the address set forth on the signature page hereto

         6.4 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York without regard to the choice of law principles hereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

                                             GLOBIX CORPORATION

                                             By:________________________________
                                                      Name:
                                                      Title:

                                             [INVESTOR]

                                             By:________________________________
                                                      Name:
                                                      Title:

Address of Investor:

Investor's DTC Participant Number:

                                                                       Exhibit A

                                                       [closing date]

To the Investors listed on Schedule A hereto

Ladies and Gentlemen:

         We have acted as special counsel for Globix Corporation, a corporation organized under the laws of Delaware (the "Company"), in connection with the offering and sale by the Company of an aggregate of 4,545,455 shares (the "Shares") of the common stock, $0.01 par value per share (the "Common Stock") of the Company, pursuant to separate Securities Exchange Agreements, dated as of September 15, 2004 (the "Securities Exchange Agreements") between the investors listed on Schedule A hereto (the "Investors") and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Securities Exchange Agreements.

         This opinion is furnished to you at the request of the Company pursuant to Section 4.2(c) of the Securities Exchange Agreements, and is being delivered concurrently with the delivery of the Shares and receipt of payment therefor.

         We have examined the Securities Exchange Agreements and resolutions adopted by the Board of Directors of the Company, each as certified by the Secretary of the Company, certificates of officers of the Company covering various other matters, and a certificate of the Secretary of State of the State of Delaware as to the legal existence of the Company in Delaware.

         We have also examined such other papers, documents and certificates and have made such investigations as to matters of fact and law as we have considered necessary in order to give the opinions set forth below. In making such examination, we have assumed the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies and the genuineness of signatures appearing thereon. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and other appropriate persons.

         We do not express any opinion as to matters governed by any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

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

         2. The Shares to be issued by the Company pursuant to the terms of the Securities Exchange Agreements have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable.

         3. The Company has the corporate power and authority to enter into the Securities Exchange Agreements, to issue, sell and deliver to the Investors the Shares to be issued and sold by it and to perform the other obligations of the Company thereunder.

         4. The Securities Exchange Agreements have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery of each Securities Exchange Agreement by the Investor party thereto, such Investor's Securities Exchange Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforcement of each Securities Exchange Agreement may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and (b) general principles of equity, including limitations on the availability of the remedy of specific enforcement and other equitable remedies; provided, however, that we express no opinion as to Section
5.7 of the Securities Exchange Agreements.

         5. The performance of the Securities Exchange Agreements and the consummation of the transactions therein contemplated will not (a) result in any violation of the Company's Certificate of Incorporation or Bylaws or (b) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company is a party or by which its properties are bound.

         6. Assuming the accuracy of the representations and warranties contained in the Securities Exchange Agreements and compliance by the Investors with the covenants contained in the Securities Exchange Agreements, no registration under the Securities Act is required for the offer and sale of the Shares to the Investors.

         As used herein, the phrase "to our knowledge," or words of similar import, mean the actual knowledge of lawyers at our firm who have been principally involved in negotiating and reviewing the Securities Exchange Agreements.

         This letter is furnished by us as counsel for the Company to you as the Investors and is solely for your benefit as such Investors.

                                                       Very truly yours,

                                                       Day, Berry & Howard LLP

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